KKR & Co. Inc. Reports Third Quarter 2026 Financial Results November 9, 2026

i For the second consecutive quarter, KKR is reporting record Fee Related Earnings, Total Operating Earnings and Adjusted Net Income per share, both on a quarterly and trailing twelve-month basis. We continue to monetize investments and return capital to our clients at record levels. In 2026, we expect to return more than $40 billion to our clients, exceeding our previous annual record by more than 50%. Conference Call A conference call to discuss KKR's financial results will be held on November 9, 2026 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events- presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group's website at www.globalatlantic.com. New York, November 9, 2026 – KKR & Co. Inc. (NYSE: KKR) today reported its third quarter 2026 results. KKR Reports Third Quarter 2026 Financial Results Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers

ii KKR Reports Third Quarter 2026 Financial Results Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic” or “GA”), unless the context requires otherwise. This presentation is not, and shall not be construed, as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR in any jurisdiction in which such offer, solicitation or sale would be unlawful. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation, other than financial figures, which are as of September 30, 2026, unless another time is specified in relation to such statements or financial figures, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since such date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, and vehicles and accounts managed by KKR and the Global Atlantic insurance companies. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward-looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues. These non-GAAP measures are in addition to, and not a substitute for, measures of financial and operating performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP measures presented herein. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR, can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, and its other filings with the SEC, which are available at www.sec.gov. From time to time, we may use our website as a channel of distribution of material information. Financial and other material information regarding KKR is routinely posted on and accessible at www.kkr.com. Financial and other material information regarding Global Atlantic is routinely posted on and accessible at www.globalatlantic.com. Information on these websites are not incorporated by reference herein and are not a part of this presentation. Contact Information

KKR & Co. Inc. Third Quarter Earnings

Third Quarter 2026 GAAP Results (Unaudited)

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $1.1 billion for the quarter and $2.1 billion YTD

($ in thousands, except share data)	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD
Revenues				
Asset Management and Strategic Holdings	$ 1,744,002	$ 1,761,785	$ 5,625,083	$ 5,993,303
Insurance	3,781,973	2,801,894	8,099,918	8,614,250
Total Revenues	**$ 5,525,975**	**$ 4,563,679**	**$ 13,725,001**	**$ 14,607,553**
Expenses				
Asset Management and Strategic Holdings	$ 1,400,471	$ 1,105,587	$ 4,504,605	$ 4,256,096
Insurance	3,623,800	2,611,403	9,097,065	8,737,288
Total Expenses	**$ 5,024,271**	**$ 3,716,990**	**$ 13,601,670**	**$ 12,993,384**
Total Investment Income (Loss) - Asset Management and Strategic Holdings	**$ 1,697,857**	**$ 663,763**	**$ 4,376,065**	**$ 1,733,157**
Income Tax Expense (Benefit)	359,739	272,543	620,612	704,033
Redeemable Noncontrolling Interests	34,058	4,091	110,727	57,360
Noncontrolling Interests	905,407	72,212	2,543,501	318,616
Preferred Stock Dividends	40,430	40,430	78,166	121,289
Net Income (Loss) - KKR Common Stockholders	**$ 859,927**	**$ 1,121,176**	**$ 1,146,390**	**$ 2,146,028**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock				
Basic	$ 0.97	$ 1.25	$ 1.27	$ 2.40
Diluted	$ 0.90	$ 1.19	$ 1.19	$ 2.26
Weighted Average Shares of Common Stock Outstanding				
Basic	890,961,714	897,534,193	889,984,777	894,778,408
Diluted	955,751,429	943,613,509	955,793,116	947,790,326

Note: See Appendix for detailed GAAP income statement. Totals may not sum due to rounding in this presentation.

KKR

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2 • Share Repurchase Program: From June 30th through November 4th, KKR used $567 million to repurchase and retire 6.2 million shares at an average price per share of $92. In addition, on November 6th, KKR approved an increase to its share repurchase program by $500 million • Regular dividend of $0.195 per share of common stock was declared for the quarter • Sale of USI Insurance Services (“USI”): On August 31st, KKR announced the sale of USI, its inaugural Core Private Equity investment, which is expected to close in the fourth quarter of 2026. Subject to closing, KKR expects to generate approximately $2.0 billion of ANI, or over $2.00 ANI per share in its 4Q'26 results Capital Metrics Third Quarter 2026 Highlights • Fee Related Earnings (“FRE”) of $1.3 billion ($1.42/adj. share) in the quarter, up 27% year- over-year • FRE was $4.5 billion in the LTM ($4.96/adj. share), up 26% year-over-year • Total Operating Earnings (“TOE”) of $1.7 billion ($1.88/adj. share) in the quarter, up 25% year-over-year • TOE was $5.9 billion in the LTM ($6.46/adj. share), up 23% year-over-year • Insurance Operating Earnings of $230 million in the quarter included a charge of $26 million related to GA's annual actuarial assumption review and other related items. Excluding this impact, Insurance Operating Earnings would have been $257 million • Adjusted Net Income (“ANI”) of $1.6 billion ($1.78/adj. share) in the quarter, up 29% year- over-year • ANI was $5.4 billion in the LTM ($5.92/adj. share), up 18% year-over-year • The per share figures referenced above — across FRE, TOE and ANI — are all record figures for KKR as a public company on both a quarterly and LTM basis • Assets Under Management (“AUM”) of $804 billion, up 11% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $648 billion, up 11% year-over-year • New Capital Raised of $25 billion in the quarter and $116 billion in the LTM • Capital Invested of $20 billion in the quarter and $98 billion in the LTM Note: Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations and other important information. See page 29 for record and payment dates for common and mandatory convertible preferred stock. The sale of USI is subject to closing conditions, and there can be no assurance as to whether or when the transaction will be completed. Statements about the impact of USI are forward- looking statements. See Appendix for important information regarding cautionary factors about forward-looking statements. Financial Measures Corporate

Third Quarter 2026 Segment Earnings

($ in thousands, except per share data)	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD
Management Fees	$ 1,063,553	$ 1,201,108	$ 2,976,650	$ 3,643,576
Transaction and Monitoring Fees, Net	328,124	327,864	823,882	801,842
Fee Related Performance Revenues	73,177	326,347	148,191	604,808
Fee Related Compensation	(256,350)	(324,680)	(691,027)	(883,913)
Other Operating Expenses	(175,568)	(214,669)	(515,403)	(619,820)
Fee Related Earnings	**$ 1,032,936**	**$ 1,315,970**	**$ 2,742,293**	**$ 3,546,493**
Insurance Operating Earnings	**$ 304,653**	**$ 230,273**	**$ 841,357**	**$ 778,823**
Strategic Holdings Operating Earnings	**$ 57,663**	**$ 191,574**	**$ 118,270**	**$ 276,906**
Total Operating Earnings	**$ 1,395,252**	**$ 1,737,817**	**$ 3,701,920**	**$ 4,602,222**
Net Realized Performance Income	232,665	150,578	429,968	559,653
Net Realized Investment Income	73,632	198,884	389,793	493,825
Total Investing Earnings	**$ 306,297**	**$ 349,462**	**$ 819,761**	**$ 1,053,478**
Total Segment Earnings	**$ 1,701,549**	**$ 2,087,279**	**$ 4,521,681**	**$ 5,655,700**
Interest Expense, Net and Other	(102,789)	(129,956)	(287,866)	(393,804)
Income Taxes on Adjusted Earnings	(325,158)	(311,830)	(862,875)	(874,170)
Adjusted Net Income	**$ 1,273,602**	**$ 1,645,493**	**$ 3,370,940**	**$ 4,387,726**
Adjusted Per Share Measures:				
FRE per Adjusted Share	$ 1.15	$ 1.42	$ 3.05	$ 3.88
TOE per Adjusted Share	$ 1.55	$ 1.88	$ 4.12	$ 5.04
ANI per Adjusted Share	$ 1.41	$ 1.78	$ 3.75	$ 4.80

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting Adjusted Net Income and other important information.

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4 Total Operating Earnings ($ in billions) $4.8 $5.9 3Q'25 LTM 3Q'26 LTM Total Operating Earnings • Total Operating Earnings – the sum of Fee Related Earnings, Insurance Operating Earnings and Strategic Holdings Operating Earnings – represents the more durable and recurring portion of KKR's total segment earnings • TOE increased 23% over the last 12 months primarily driven by the growth in Fee Related Earnings. Over time, we expect Strategic Holdings Operating Earnings to contribute more meaningfully to Total Operating Earnings $1.4 $1.7 3Q'25 3Q'26 Total Segment Earnings $7.0 3Q'26 LTM ($ in billions) Insurance Operating Earnings Fee Related Earnings Total Investing Earnings Strategic Holdings Operating Earnings $5.9 84% of segment earnings are from the more durable and recurring portions of total segment earnings

Asset Management

Asset Management Segment

($ in thousands, except per share data)		3Q'25		3Q'26		3Q'25 YTD		3Q'26 YTD
Management Fees	$	1,063,553	$	1,201,108	$	2,976,650	$	3,643,576
Transaction and Monitoring Fees, Net		328,124		327,864		823,882		801,842
Fee Related Performance Revenues		73,177		326,347		148,191		604,808
Fee Related Compensation		(256,350)		(324,680)		(691,027)		(883,913)
Other Operating Expenses		(175,568)		(214,669)		(515,403)		(619,820)
Fee Related Earnings	**$**	**1,032,936**	**$**	**1,315,970**	**$**	**2,742,293**	**$**	**3,546,493**
Realized Performance Income		930,659		602,315		1,697,429		2,205,814
Realized Performance Income Compensation		(697,994)		(451,737)		(1,267,461)		(1,646,161)
Net Realized Performance Income	**$**	**232,665**	**$**	**150,578**	**$**	**429,968**	**$**	**559,653**
Realized Investment Income		4,436		150,171		376,391		461,790
Realized Investment Income Compensation		(665)		(22,526)		(56,459)		(69,269)
Net Realized Investment Income	**$**	**3,771**	**$**	**127,645**	**$**	**319,932**	**$**	**392,521**
Total Investing Earnings	**$**	**236,436**	**$**	**278,223**	**$**	**749,900**	**$**	**952,174**
Asset Management Segment Earnings	**$**	**1,269,372**	**$**	**1,594,193**	**$**	**3,492,193**	**$**	**4,498,667**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	1.15	$	1.42	$	3.05	$	3.88
Total Asset Management Segment Revenues	$	2,399,949	$	2,607,805	$	6,022,543	$	7,717,830
Assets Under Management	$	723,190,000	$	804,388,000	$	723,190,000	$	804,388,000
Fee Paying Assets Under Management	$	585,045,000	$	647,887,000	$	585,045,000	$	647,887,000
New Capital Raised (AUM)	$	42,614,000	$	25,171,000	$	101,140,000	$	87,246,000
Capital Invested	$	26,100,000	$	20,132,000	$	62,775,000	$	66,063,000
Uncalled Commitments	$	125,776,000	$	145,638,000	$	125,776,000	$	145,638,000

Note: Beginning in 2Q'26, KKR has reported realized performance fees from its K-Series Private Equity vehicles in Fee Related Performance Revenues. Historically, these realized performance fees were included within Realized Performance Income. See Appendix for further information, as well as GAAP reconciliations, and other important information.

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7 • Increased 24% year-over-year driven primarily by the growth in management fees and fee related performance revenues Management Fees and Fee Related Earnings Management Fees Fee Related Earnings Per Adjusted Share • Increased by 23% to $4.8 billion in the LTM • Growth has primarily been driven by an increase in Fee Paying AUM from organic new capital raised ($ in billions) $3.99 $4.96 69% 70% FRE per adjusted share FRE margin 3Q'25 LTM 3Q'26 LTM $3.0 $3.5 $4.1 $3.9 $4.8 2023 2024 2025 3Q'25 LTM 3Q'26 LTM

8 Assets Under Management • AUM of $804 billion, up 11% year-over-year, with $25 billion of organic new capital raised in the quarter and $116 billion in the LTM • K-Series AUM totaled $45 billion across asset classes compared to $29 billion a year prior • Fee Paying AUM of $648 billion, up 11% year-over-year, with $25 billion of organic new capital raised in the quarter and $113 billion in the LTM • Perpetual Capital of $344 billion, up 11% year-over-year driven primarily by the organic growth of Global Atlantic and inflows into and appreciation of our K-Series vehicles. Perpetual capital represents 43% of AUM and 50% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) $723 $804 3Q'25 3Q'26 $585 $648 3Q'25 3Q'26 $309 $344 3Q'25 3Q'26 Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information.

9 $428 $493 3Q'25 3Q'26 Additional Capital Detail • Dry Powder: Uncalled commitments of $146 billion remain diversified across the firm’s investment strategies • AUM Not Yet Paying Fees: At quarter end, there was $75 billion of committed capital with a weighted average management fee rate of approximately 90 bps that becomes payable when the capital is either invested or enters its investment period • Carry Eligible AUM: Of the $415 billion of carried interest eligible AUM, $332 billion is above cost and accruing carry • Performance Fee Eligible AUM: $493 billion, up 15% year-over-year Performance Fee Eligible AUM Uncalled Commitments ($ in billions) ($ in billions) $126 $146 3Q'25 3Q'26 Note: See Appendix for endnotes for additional information relating to uncalled commitments.

10 Gross unrealized carried interest totals $9.7 billion as of September 30, 2026 Fund Investment Performance Private Equity Real Assets Infrastructure Portfolio Opportunistic Real Estate Portfolio Credit Alternative Credit Composite Traditional Private Equity Portfolio Leveraged Credit Composite 3Q'26 (2)% LTM Gross Return (2)% 7%0% 4%3% 9%4% 4%1% Note: Traditional private equity does not include core or growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results.

Asset Management Segment – Private Equity

- **AUM:** Increased 1% quarter-over-quarter and 15% year-over-year to $256 billion with organic new capital raised of $4 billion in the quarter and $18 billion YTD
  - New capital raised in the quarter was primarily driven by K-Series Private Equity, Asian Fund V and Arctos Sports Fund III
- **Realizations:** Carried Interest drivers in 3Q included public and private realization events across global impact and traditional private equity
- **Capital Invested:** $3 billion in the quarter and $11 billion YTD. In 3Q, deployment was primarily driven by traditional private equity in North America
- **Performance:** The traditional private equity portfolio appreciated 7% in the LTM

($ in thousands)		3Q'25		3Q'26		3Q'25 YTD		3Q'26 YTD
Management Fees	$	394,380	$	466,113	$	1,101,266	$	1,417,258
Transaction and Monitoring Fees, Net		30,327		15,944		69,661		66,659
Fee Related Performance Revenues		—		219,743		—		388,549
Fee Related Revenues	**$**	**424,707**	**$**	**701,800**	**$**	**1,170,927**	**$**	**1,872,466**
Realized Performance Income	**$**	**702,475**	**$**	**489,681**	**$**	**1,392,027**	**$**	**2,014,062**
Capital Metrics:								
Assets Under Management	$	222,189,000	$	256,092,000	$	222,189,000	$	256,092,000
Fee Paying Assets Under Management	$	149,729,000	$	170,602,000	$	149,729,000	$	170,602,000
New Capital Raised (AUM)	$	5,473,000	$	4,064,000	$	21,959,000	$	18,319,000
Capital Invested	$	5,971,000	$	3,311,000	$	15,187,000	$	10,719,000
Uncalled Commitments	$	54,493,000	$	64,794,000	$	54,493,000	$	64,794,000

Note: See Appendix for endnotes about our private equity business line and other important information. During the nine months ended September 30, 2026, $71 million of management fees were earned on new capital raised that were retroactive to the start of the relevant fund's investment period.

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Asset Management Segment – Real Assets

- **AUM:** Flat quarter-over-quarter and increased 14% year-over-year to $212 billion with organic new capital raised of $7 billion in the quarter and $30 billion YTD
  - New capital raised in the quarter was widespread and included infrastructure funds globally across multiple strategies, including K-Series Infrastructure, Helix Digital Infrastructure, core infrastructure, Asia Infrastructure III and Global Infrastructure V
  - Global Infrastructure V held its final close in August, bringing total commitments to $19.2 billion. The fund is KKR's largest infrastructure fund raised to date
- **Realizations:** Carried Interest in 3Q was driven by infrastructure
- **Capital Invested:** $8 billion in the quarter and $24 billion YTD. In 3Q, deployment was primarily driven by core infrastructure and real estate equity in North America
- **Performance:** The infrastructure portfolio appreciated 9% and the opportunistic real estate portfolio declined 2% in the LTM

($ in thousands)	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD
Management Fees	$ 350,225	$ 394,904	$ 941,197	$ 1,196,196
Transaction and Monitoring Fees, Net	20,290	21,628	39,516	38,867
Fee Related Performance Revenues	55,373	100,168	93,196	185,535
Fee Related Revenues	**$ 425,888**	**$ 516,700**	**$ 1,073,909**	**$ 1,420,598**
Realized Performance Income	**$ 197,593**	**$ 103,083**	**$ 234,364**	**$ 148,256**
Capital Metrics:				
Assets Under Management	$ 186,335,000	$ 211,719,000	$ 186,335,000	$ 211,719,000
Fee Paying Assets Under Management	$ 155,739,000	$ 176,485,000	$ 155,739,000	$ 176,485,000
New Capital Raised (AUM)	$ 10,286,000	$ 6,704,000	$ 23,747,000	$ 30,176,000
Capital Invested	$ 9,368,000	$ 8,395,000	$ 19,214,000	$ 23,984,000
Uncalled Commitments	$ 38,287,000	$ 47,695,000	$ 38,287,000	$ 47,695,000

Note: During the three and nine months ended September 30, 2026, $17 million and $109 million of management fees were earned on new capital raised that were retroactive to the start of the relevant fund's investment period, respectively.

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Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 2% quarter-over-quarter and 7% year-over-year to $337 billion with organic new capital raised of $14 billion in the quarter and $39 billion YTD
  - New capital raised in the quarter was primarily driven by inflows at Global Atlantic, as well as activity within private credit and strategic investments
  - AUM comprised of: $148 billion of leveraged credit, $91 billion of asset-based finance, $49 billion of corporate private credit (including $39 billion of direct lending), $13 billion of strategic investments and $37 billion of liquid strategies
- **Realizations:** Performance Income in 3Q was driven by a diverse set of strategies
- **Capital Invested:** $8 billion in the quarter and $31 billion YTD. In 3Q, deployment was most active in asset-based finance
- **Performance:** The leveraged credit and alternative credit composites both appreciated 4% in the LTM

($ in thousands)		3Q'25		3Q'26		3Q'25 YTD		3Q'26 YTD
Management Fees	$	318,948	$	340,091	$	934,187	$	1,030,122
Transaction and Monitoring Fees, Net		1,738		663		10,024		4,793
Fee Related Performance Revenues		17,804		6,436		54,995		30,724
Fee Related Revenues	**$**	**338,490**	**$**	**347,190**	**$**	**999,206**	**$**	**1,065,639**
Realized Performance Income	**$**	**30,591**	**$**	**9,551**	**$**	**71,038**	**$**	**43,496**
Capital Metrics:								
Assets Under Management	$	314,666,000	$	336,577,000	$	314,666,000	$	336,577,000
Fee Paying Assets Under Management	$	279,577,000	$	300,800,000	$	279,577,000	$	300,800,000
New Capital Raised (AUM)	$	26,855,000	$	14,403,000	$	55,434,000	$	38,751,000
Capital Invested	$	10,761,000	$	8,426,000	$	28,374,000	$	31,360,000
Uncalled Commitments	$	32,996,000	$	33,149,000	$	32,996,000	$	33,149,000

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14 • Transaction Fees: Totaled $290 million in the quarter and $692 million YTD • Approximately 70% of transaction fees were originated in North America in the quarter • Capital markets transaction fees were diversified by source in the quarter: infrastructure, traditional private equity and third-party • Approximately 80% of transaction fees were debt product focused in the quarter Asset Management Segment − Capital Markets • All financial results exclude Strategic Holdings • Realizations: Realized Investment Income of $150 million in the quarter and $462 million YTD • Embedded Gains: $2.4 billion of embedded unrealized gains on the balance sheet at quarter end Asset Management Segment − Principal Activities ($ in thousands) 3Q'25 3Q'26 3Q'25 YTD 3Q'26 YTD Transaction Fees $ 275,769 $ 289,629 $ 704,681 $ 691,523 ($ in thousands) 3Q'25 3Q'26 3Q'25 YTD 3Q'26 YTD Realized Investment Income $ 4,436 $ 150,171 $ 376,391 $ 461,790

Insurance

Insurance Segment

- **Insurance Operating Earnings:** $230 million for the quarter, including a charge of $26 million related to GA's annual actuarial assumption review and other related items. 3Q'25 Insurance Operating Earnings of $305 million included a benefit of $41 million related to the annual actuarial assumption review. Excluding these impacts, Insurance Operating Earnings would have been $257 million and $264 million, respectively
- **Net Investment Income:** Net Investment Income of $1.9 billion in the quarter primarily reflects growth in the investment portfolio attributable to net inflows and higher average portfolio yields
- **Net Cost of Insurance:** Net Cost of Insurance of $1.6 billion in the quarter primarily reflects business growth, higher funding costs, and the routine run off of older business that was originated in a lower cost environment
- **Highlights:**
  - Global Atlantic AUM totals $223 billion, of which $170 billion is Credit AUM. Ivy and other sponsored reinsurance vehicles total $63 billion of the $223 billion
  - Inflows in the quarter were primarily driven by individual markets annuity sales, funding agreements and institutional flow business

($ in thousands)	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD
Net Investment Income	$ 1,835,025	$ 1,946,621	$ 5,352,893	$ 5,801,220
Net Cost of Insurance	(1,353,141)	(1,551,282)	(3,968,104)	(4,473,503)
General, Administrative and Other	(177,231)	(165,066)	(543,432)	(548,894)
Insurance Operating Earnings	**$ 304,653**	**$ 230,273**	**$ 841,357**	**$ 778,823**
Additional Financial Measure:				
Global Atlantic Book Value	$ 10,390,207	$ 11,984,661	$ 10,390,207	$ 11,984,661

Note: See Appendix for endnotes explaining certain prior period information that has been recast to conform to the current period presentation. This reclassification had no impact on Insurance Operating Earnings.

KKR

16

Global Atlantic AUM and Total Insurance Economics

Global Atlantic AUM


($ in billions)
Ivy and other sponsored reinsurance vehicles
Global Atlantic
$212
$56
$156
$223
$63
$160
3Q'25
3Q'26

Total Insurance Economics[1]


($ in billions)
Global Atlantic-related Capital Markets Fees (Included in FRE)
Ivy and Related Sidecar Fees (Included in FRE)
Management Fees Paid by Insurance Segment (Included in FRE)
Insurance Operating Earnings
Insurance Operating Earnings in all periods do not reflect mark-to-market appreciation of investments in the Global Atlantic portfolio
$1.8
$1.1
+6%
$1.9
$1.0
LTM 3Q'25
LTM 3Q'26

Note: See Appendix for endnotes for additional information about total insurance economics.

(1) Total Insurance Economics is a non-GAAP measure presented to show the broader impact of Global Atlantic across KKR. It is not a measure of the profitability of the Insurance segment, and it is not a substitute for, and should not be considered in isolation from Insurance Operating Earnings or any measure calculated in accordance with GAAP. Total Insurance Economics equals Insurance Operating Earnings plus certain economics that are included in the results of the Asset Management segment — specifically Management Fees Paid by the Insurance Segment, Ivy and Related Sidecar Fees, and Global Atlantic-related Capital Markets Fees (each net of FRE compensation expense). A reconciliation of Total Insurance Economics to the most directly comparable GAAP measure is provided in the Appendix.

KKR

17

Strategic Holdings

19 • Strategic Holdings Segment Earnings: Driven by dividends from our Strategic Holdings businesses • Highlights: • KKR's share of 2Q'26 LTM Adjusted Revenues is $4.5 billion and 2Q'26 LTM Adjusted EBITDA is $1.1 billion across a scaled and diversified portfolio Strategic Holdings Segment ($ in thousands) 3Q'25 3Q'26 3Q'25 YTD 3Q'26 YTD Dividends, Net $ 57,663 $ 191,574 $ 118,270 $ 276,906 Strategic Holdings Operating Earnings $ 57,663 $ 191,574 $ 118,270 $ 276,906 Net Realized Investment Income $ 69,861 $ 71,239 $ 69,861 $ 101,304 Strategic Holdings Segment Earnings $ 127,524 $ 262,813 $ 188,131 $ 378,210 LTM Adjusted EBITDA by Geography (KKR's Share) LTM Adjusted EBITDA by Industry (KKR's Share) Americas 66% Europe 28% Asia Pacific 6% Business Services 35% Consumer 26% Health Care 17% TMT 16% Infrastructure 3% Note: See Appendix for endnotes for additional information relating to LTM Adjusted Revenues and LTM Adjusted EBITDA. Industrials 3%

Supplemental Information

A Record $40+ Billion to be Returned to Clients in 2026

Distributions to Our Private Equity, Real Assets & Credit Fund Clients

($ in billions)



$14
$10
$15
$26
$21
$13
$21
$24
$41
$31
Expected
4Q Activity
2021 to 2025 Annual Average = $21 billion
2018
2019
2020
2021
2022
2023
2024
2025
3Q'26 YTD

Record Capital Return Driving Growth in Monetization Revenue

($ in billions)



Gross Realized Investment Income
Gross Realized Performance Income
Fee Related Performance Revenues
+47%
$2.3
$3.4
3Q'25 YTD
3Q'26 YTD

Note: Amounts returned or distributed to clients represents distributions of realized proceeds by carry-paying funds, as well as certain separately managed accounts and other investment vehicles, across Private Equity, Real Assets and Credit, which includes the pro rata portion allocable to the general partners of such funds. The record amount to be returned to clients in 2026 is a forward-looking statement and is an expectation based on various estimates and assumptions; there is no guarantee that our expectation will be realized as presented. See Appendix for important information and cautionary factors about forward-looking statements.

KKR

21

22 Duration of Capital Growth in 15+ Year Duration & Perpetual Capital Assets Under Management ($ in billions) $375 $431 $309 $344 $66 $87 3Q'25 3Q'26 93% of AUM is perpetual capital or has a duration of at least 8 years at inception 54% of AUM is perpetual or has a duration of at least 15 years at inception 15+ Year Duration at Inception Perpetual Capital Other 8-15 Year Duration at Inception 7% 43% 11% 39% 15+ Year Duration at Inception Perpetual Capital Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes and other important information.

23 Assets Under Management Rollforward Nine Months Ended September 30, 2026 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 229,374 $ 192,480 $ 322,004 $ 743,858 New Capital Raised 18,319 30,176 38,751 87,246 Acquisitions(1) 15,996 — — 15,996 Distributions and Other (20,471) (15,475) (28,383) (64,329) Change in Value 12,874 4,538 4,205 21,617 Ending Balance $ 256,092 $ 211,719 $ 336,577 $ 804,388 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 254,736 $ 210,919 $ 330,832 $ 796,487 New Capital Raised 4,064 6,704 14,403 25,171 Distributions and Other (5,423) (8,865) (8,468) (22,756) Change in Value 2,715 2,961 (190) 5,486 Ending Balance $ 256,092 $ 211,719 $ 336,577 $ 804,388 Three Months Ended September 30, 2026 Note: See Appendix for endnotes about acquisitions, distributions, redemptions and other important information. (1) Represents AUM of Arctos as of the date of the closing of the Arctos acquisition.

24 Fee Paying Assets Under Management Rollforward ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 168,137 $ 175,298 $ 294,968 $ 638,403 New Capital Raised 4,328 6,596 14,400 25,324 Distributions and Other (2,395) (6,996) (8,134) (17,525) Change in Value 532 1,587 (434) 1,685 Ending Balance $ 170,602 $ 176,485 $ 300,800 $ 647,887 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 151,239 $ 163,451 $ 289,454 $ 604,144 New Capital Raised 18,326 23,848 38,183 80,357 Acquisitions(1) 10,084 — — 10,084 Distributions and Other (10,194) (12,172) (30,535) (52,901) Change in Value 1,147 1,358 3,698 6,203 Ending Balance $ 170,602 $ 176,485 $ 300,800 $ 647,887 Nine Months Ended September 30, 2026 Three Months Ended September 30, 2026 Note: See Appendix for endnotes about acquisitions, distributions, redemptions and other important information. (1) Represents FPAUM of Arctos as of the date of the closing of the Arctos acquisition.

Investment Vehicle Summary - Asset Management

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE EQUITY BUSINESS LINE								
North America Fund XIV	8/2025	4/2031	$ 21,893	$ 19,147	$ 2,746	$ —	$ 2,746	$ 3,844
North America Fund XIII	8/2021	4/2025	18,400	1,216	17,487	566	16,986	25,427
Americas Fund XII	5/2017	5/2021	13,500	1,168	12,979	22,518	7,114	12,996
North America Fund XI	11/2012	1/2017	8,718	48	10,203	25,152	1,050	1,103
2006 Fund[1]	9/2006	9/2012	17,642	—	17,309	37,423	—	—
Millennium Fund[1]	12/2002	12/2008	6,000	—	6,000	14,129	—	—
Ascendant Fund	6/2022	6/2028	4,328	2,192	2,136	—	2,136	2,619
European Fund VI	6/2022	6/2028	7,514	1,846	5,726	315	4,494	6,687
European Fund V	7/2019	2/2022	6,377	500	6,000	3,444	4,222	5,880
European Fund IV	2/2015	3/2019	3,513	16	3,649	5,726	1,621	2,296
European Fund III[1]	3/2008	3/2014	5,506	—	5,360	10,648	—	—
European Fund II[1]	11/2005	10/2008	5,751	—	5,751	8,533	—	—
Asian Fund IV	7/2020	6/2026	14,735	3,166	12,824	4,967	11,750	16,496
Asian Fund III	8/2017	7/2020	9,000	1,200	8,343	12,580	4,190	7,997
Asian Fund II	10/2013	3/2017	5,825	—	7,507	6,723	1,270	828
Asian Fund[1]	7/2007	4/2013	3,983	—	3,974	8,728	—	—
Next Generation Technology Growth Fund III	11/2022	3/2026	2,740	346	2,394	—	2,394	2,956
Next Generation Technology Growth Fund II	12/2019	5/2022	2,088	26	2,298	1,846	1,637	2,502
Next Generation Technology Growth Fund	3/2016	12/2019	659	5	672	1,661	163	487
Health Care Strategic Growth Fund II	5/2021	5/2027	3,789	1,346	2,443	157	2,287	3,825
Health Care Strategic Growth Fund	12/2016	4/2021	1,331	85	1,411	1,112	914	1,654
Global Impact Fund II	6/2022	6/2028	2,716	1,184	1,757	2,409	1,204	1,473
Global Impact Fund	2/2019	3/2022	1,242	185	1,240	916	884	1,243
Co-Investment Vehicles and Other	Various	Various	55,610	11,911	44,592	19,981	33,669	41,377
Core Investors II	8/2022	8/2027	11,814	7,963	3,852	284	3,852	4,659
Core Investors I	2/2018	8/2022	8,500	23	10,622	3,681	8,279	15,875
Other Core Vehicles	Various	Various	7,911	1,172	6,815	3,277	6,286	10,382
Arctos Keystone Fund I & Affiliated Funds	Various	Various	6,506	5,327	1,411	83	1,328	1,514
Arctos Sports Partners Fund II & Affiliated Funds	Various	Various	4,220	2,013	2,354	177	2,177	3,551
Arctos Sports Partners Fund I & Affiliated Funds	Various	Various	2,919	509	2,768	557	2,267	5,657
Unallocated Commitments[2]	N/A	N/A	2,089	2,089	—	—	—	—
Total Private Equity			**$ 266,819**	**$ 64,683**	**$ 212,623**	**$ 197,593**	**$ 124,920**	**$ 183,328**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Represents unallocated commitments from certain of our strategic investor partnerships.

KKR

25

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE								
Global Infrastructure Investors V	7/2024	7/2030	$ 19,150	$ 15,460	$ 3,805	$ 114	$ 3,805	$ 4,282
Global Infrastructure Investors IV	8/2021	6/2024	16,606	2,023	15,302	5,710	12,110	16,872
Global Infrastructure Investors III	7/2018	6/2021	7,174	440	7,100	7,193	2,631	3,492
Global Infrastructure Investors II	12/2014	6/2018	3,040	130	3,169	5,789	560	1,046
Global Infrastructure Investors	9/2010	10/2014	1,040	—	1,050	2,228	—	—
Asia Pacific Infrastructure Investors III	12/2025	12/2031	6,554	6,554	—	—	—	—
Asia Pacific Infrastructure Investors II	9/2022	9/2028	6,348	2,015	4,735	1,071	3,868	5,600
Asia Pacific Infrastructure Investors	1/2020	9/2022	3,792	536	3,618	2,760	1,972	2,821
Diversified Core Infrastructure Fund	12/2020	(1)	15,559	1,024	14,538	2,033	14,388	15,915
Global Climate Transition Fund[2]	7/2024	7/2030	3,562	3,562	—	—	—	—
Real Estate Partners Americas IV	11/2024	11/2028	2,602	1,741	862	12	832	1,008
Real Estate Partners Americas III	1/2021	9/2024	4,253	496	4,006	389	3,738	4,118
Real Estate Partners Americas II	5/2017	12/2020	1,921	116	1,989	3,105	137	42
Real Estate Partners Americas	5/2013	5/2017	1,229	15	1,024	1,446	—	—
Real Estate Partners Europe III	7/2024	7/2028	775	452	331	60	298	307
Real Estate Partners Europe II	3/2020	12/2023	2,066	202	2,069	656	1,578	1,332
Real Estate Partners Europe	8/2015	12/2019	709	98	695	813	125	56
Asia Real Estate Partners II	10/2023	10/2027	789	620	309	223	156	191
Asia Real Estate Partners	7/2019	7/2023	1,682	349	1,386	723	875	703
Property Partners Americas	12/2019	(1)	2,571	46	2,525	179	2,525	2,319
Real Estate Credit Opportunity Partners II	8/2019	6/2023	950	—	976	671	707	716
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	1,008	735	964	964
Opportunistic Real Estate Credit Fund III	5/2026	(4)	1,300	1,300	—	—	—	—
Opportunistic Real Estate Credit Fund II	6/2023	6/2026	607	142	465	55	444	480
Energy Related Vehicles	Various	Various	4,357	35	4,497	2,676	883	1,599
Co-Investment Vehicles & Other	Various	Various	29,633	8,229	21,531	5,415	19,064	20,487
Unallocated Commitments[3]	N/A	N/A	1,364	1,364	—	—	—	—
Total Real Assets			**$ 140,763**	**$ 47,071**	**$ 96,990**	**$ 44,056**	**$ 71,660**	**$ 84,350**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) Open ended fund.
(2) Includes an Asia-focused vehicle with different fund terms.
(3) Represents unallocated commitments from certain of our strategic investor partnerships.
(4) Third anniversary of the fund's final closing date.

KKR

26

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[1]								
Opportunities Fund II	11/2021	1/2026	$ 2,324	$ 581	$ 1,743	$ 434	$ 1,501	$ 1,910
Dislocation Opportunities Fund	8/2019	11/2021	2,790	223	2,567	2,069	1,130	1,187
Special Situations Fund II	2/2015	3/2019	3,525	284	3,241	2,767	547	469
Special Situations Fund	1/2013	1/2016	2,274	1	2,273	1,899	94	135
Mezzanine Partners	7/2010	3/2015	1,023	33	990	1,166	184	2
Asset-Based Finance Partners II	3/2024	3/2028	5,571	4,242	1,329	69	1,329	1,446
Asset-Based Finance Partners	10/2020	7/2025	2,059	351	1,708	919	1,310	1,398
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	150	2,095	1,127	1,297	978
Lending Partners IV	3/2022	9/2026	1,150	295	855	246	855	873
Lending Partners III	4/2017	11/2021	1,498	540	958	1,258	390	323
Lending Partners II	6/2014	6/2017	1,336	157	1,179	1,276	—	3
Lending Partners	12/2011	12/2014	460	—	420	471	—	—
Lending Partners Europe II	5/2019	9/2023	837	140	697	813	192	215
Lending Partners Europe	3/2015	3/2019	848	184	662	632	53	44
Asia Credit Opportunities II	2/2025	12/2028	1,795	1,480	315	—	315	338
Asia Credit Opportunities	1/2021	5/2025	1,084	191	893	384	707	818
Other Alternative Credit Vehicles	Various	Various	20,391	8,536	11,787	7,779	6,028	7,830
Total Credit and Liquid Strategies			**$ 51,210**	**$ 17,388**	**$ 33,712**	**$ 23,309**	**$ 15,932**	**$ 17,969**
Total Eligible To Receive Carried Interest			**$ 458,792**	**$ 129,142**	**$ 343,325**	**$ 264,958**	**$ 212,512**	**$ 285,647**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 129,142	$ 285,647	$ 414,789
Incentive Fee Eligible	1,030	77,011	78,041
Total Performance Fee Eligible	**130,172**	**362,658**	**492,830**
Private Equity and Real Assets	735	70,914	71,649
Credit and Liquid Strategies	14,731	225,178	239,909
Total Assets Under Management	**$ 145,638**	**$ 658,750**	**$ 804,388**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.

(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

KKR

27

28 Note: See Appendix for GAAP reconciliations, endnotes about investments and other important information. (1) Only includes debt issued or guaranteed by KKR & Co. Inc. Does not include Global Atlantic or other debt. (2) Net unrealized carried interest would be $2.4 billion assuming a 75% compensation accrual (using the mid-point of the guided range) on gross unrealized carried interest. (3) Cash and short-term investments excludes Global Atlantic. Strong Financial Profile ($ in millions) 3Q'26 Cash and Short-term Investments(3) $ 5,385 Investments - Asset Management Segment 8,902 Cash and Investments $ 14,287 Outstanding Debt (at par)(1) 9,337 Net Cash and Investments $ 4,950 Asset Management Investment Holdings by Asset Class (Fair Value) Private Equity 41% Growth 9% Real Estate 14% Leveraged Credit 5% Energy 4% Alternative Credit 10% Infrastructure 7% Other 10% • Embedded Gains (Unrealized) in Asset Management total $2.4 billion • Gross Unrealized Carried Interest totals $9.7 billion(2) Key Asset Management Highlights - Third Quarter 2026 • KKR & Co. Inc. is 'A' rated by both S&P and Fitch • Average maturity of debt is approximately 15 years with an after-tax weighted average fixed coupon of 3%(1) • Debt capacity includes a $3 billion undrawn revolving credit facility Net Cash and Investments

29 Dividends & Other Corporate Information Dividends The declaration and payment of any future dividends on common stock or preferred stock will be subject to the discretion of the Board of Directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the Board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock or preferred stock will be maintained. Common Stock A dividend of $0.195 per share of common stock of KKR & Co. Inc. has been declared for the third quarter of 2026, which will be paid on December 3, 2026 to holders of record of common stock as of the close of business on November 19, 2026. Mandatory Preferred Convertible Stock A dividend of $0.78125 per share of Series D Mandatory Convertible Preferred Stock has been declared and set aside for payment on December 1, 2026 to holders of record of Series D Mandatory Convertible Preferred Stock as of the close of business on November 15, 2026.

Stock Summary

From December 31, 2025 through November 4, 2026, KKR used a total of $906 million under the share repurchase plan to retire equity grants and repurchase shares representing 9.9 million shares in aggregate. During this period, retirements and share repurchases were made at an average cost of $91.65 per share

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[1]
Open Market Share Repurchases	75.9
Reduction of Shares for Retired Equity Grants[2]	28.2
Total Repurchased Shares and Retired Equity Grants	**104.1**
Total Capital Used	$3,672
Average Price Paid Per Share	$35.28
Remaining Availability under Share Repurchase Plan[5]	$533

Adjusted Shares	4Q'25	3Q'26
Common Stock Outstanding	891,451,844	896,288,263
Exchangeable Securities[3]	9,623,541	25,926,685
Adjusted Shares[4]	**901,075,385**	**922,214,948**

Note: In September 2026, the share repurchase plan increased by $500 million pursuant to the terms of the previously approved increase to the share repurchase plan capacity announced in March 2026. As of November 4, 2026, there was $33 million of remaining availability. On November 6, 2026, KKR approved another increase to the share repurchase plan capacity by $500 million.

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through November 4, 2026.
(2) Refers to the retirement of equity grants issued pursuant to KKR & Co. Inc.'s equity incentive plan.
(3) Includes certain securities exchangeable into shares of common stock of KKR & Co. Inc.
(4) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities.
(5) Includes the $500 million increase to the share repurchase plan capacity approved on November 6, 2026.

KKR

30

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD
Revenues				
Asset Management and Strategic Holdings				
Fees and Other	$ 1,105,238	$ 1,185,866	$ 2,916,482	$ 3,553,150
Capital Allocation-Based Income (Loss)	638,764	575,919	2,708,601	2,440,153
	1,744,002	1,761,785	5,625,083	5,993,303
Insurance				
Net Premiums	1,059,610	651,204	2,113,216	1,910,210
Policy Fees	339,735	339,722	1,013,182	1,005,185
Net Investment Income	1,969,779	2,074,141	5,616,405	6,102,327
Net Investment-Related Gains (Losses)	351,800	(323,495)	(845,386)	(597,602)
Other Income	61,049	60,322	202,501	194,130
	3,781,973	2,801,894	8,099,918	8,614,250
Total Revenues	**$ 5,525,975**	**$ 4,563,679**	**$ 13,725,001**	**$ 14,607,553**
Expenses				
Asset Management and Strategic Holdings				
Compensation and Benefits	$ 954,983	$ 754,198	$ 3,365,683	$ 2,995,435
Occupancy and Related Charges	30,597	35,814	99,702	113,115
General, Administrative and Other	414,891	315,575	1,039,220	1,147,546
	1,400,471	1,105,587	4,504,605	4,256,096
Insurance				
Net Policy Benefits and Claims	3,075,361	2,123,867	7,575,360	7,312,417
Amortization of Policy Acquisition Costs	86,962	69,356	265,733	302,601
Interest Expense	72,064	76,391	212,465	224,905
Policy and Other Operating Expense	389,413	341,789	1,043,507	897,365
	3,623,800	2,611,403	9,097,065	8,737,288
Total Expenses	**$ 5,024,271**	**$ 3,716,990**	**$ 13,601,670**	**$ 12,993,384**
Investment Income (Loss) - Asset Management and Strategic Holdings				
Net Gains (Losses) from Investment Activities	1,197,827	(229,379)	3,032,152	251,496
Dividend Income	416,233	781,833	1,026,266	1,276,906
Interest Income	806,711	749,092	2,402,451	2,223,476
Interest Expense	(722,914)	(637,783)	(2,084,804)	(2,018,721)
Total Investment Income (Loss)	**$ 1,697,857**	**$ 663,763**	**$ 4,376,065**	**$ 1,733,157**
Income Tax Expense (Benefit)	359,739	272,543	620,612	704,033
Redeemable Noncontrolling Interests	34,058	4,091	110,727	57,360
Noncontrolling Interests	905,407	72,212	2,543,501	318,616
Preferred Stock Dividends	40,430	40,430	78,166	121,289
Net Income (Loss) - KKR Common Stockholders	**$ 859,927**	**$ 1,121,176**	**$ 1,146,390**	**$ 2,146,028**

Note: See Appendix for endnotes explaining certain prior period information that has been recast to conform to the current period presentation. This reclassification had no impact on Net Income - KKR Common Stockholders. See End Notes for more information.

KKR

32

Reconciliation of GAAP to Non-GAAP Shares (Unaudited)

	3Q'25	4Q'25	1Q'26	2Q'26	3Q'26
GAAP Shares of Common Stock Outstanding	890,970,061	891,451,844	889,413,785	897,776,609	896,288,263
Adjustments:					
Exchangeable Securities	9,554,374	9,623,541	10,663,888	25,954,902	25,926,685
Adjusted Shares[(1)]	**900,524,435**	**901,075,385**	**900,077,673**	**923,731,511**	**922,214,948**
Unvested Shares of Common Stock and Exchangeable Securities[(2)(3)]	**69,164,275**	**70,057,645**	**68,574,289**	**52,391,409**	**52,216,772**

	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD
Weighted Average GAAP Shares of Common Stock Outstanding - Basic	890,961,714	897,534,193	889,984,777	894,778,408
Adjustments:				
Weighted Average Exchangeable Securities	9,563,161	25,977,585	9,042,584	19,201,209
Weighted Average Adjusted Shares[(1)]	**900,524,875**	**923,511,778**	**899,027,361**	**913,979,617**

(1) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities.

(2) Excludes the potential dilutive impact of any conversion of the Series D Mandatory Convertible Preferred Stock. As of September 30, 2026, this represents 21.4 million shares that is expected to convert no later than March 1, 2028.

(3) Excludes equity grants that have not met their market-price or performance-based vesting conditions.

KKR

33

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD	3Q'25 LTM	3Q'26 LTM
Net Income (Loss) - KKR Common Stockholders	$ 859,927	$ 1,121,176	$ 1,146,390	$ 2,146,028	$ 2,271,945	$ 3,251,505
Preferred Stock Dividends	40,430	40,430	78,166	121,289	78,166	161,719
Net Income (Loss) Attributable to Noncontrolling Interests	939,465	76,303	2,654,228	375,976	2,912,956	1,496,697
Income Tax Expense (Benefit)	359,739	272,543	620,612	704,033	878,942	1,037,169
Income (Loss) Before Tax (GAAP)	**$ 2,199,561**	**$ 1,510,452**	**$ 4,499,396**	**$ 3,347,326**	**$ 6,142,009**	**$ 5,947,090**
Impact of Consolidation and Other	(928,301)	82,123	(2,825,266)	(238,351)	(2,920,333)	(1,433,264)
Preferred Stock Dividends	(40,430)	(40,430)	(78,166)	(121,289)	(78,166)	(161,719)
Income Taxes on Adjusted Earnings	(325,158)	(311,830)	(862,875)	(874,170)	(1,102,212)	(1,119,359)
Asset Management Adjustments:						
Unrealized (Gains) Losses	(76,839)	234,747	560,252	540,488	271,910	541,128
Unrealized Carried Interest	235,801	386,450	(1,001,818)	389,146	(957,421)	(749,783)
Unrealized Carried Interest Compensation	(188,642)	(309,171)	801,297	(318,116)	751,519	447,415
Transaction-related and Non-operating Items	47,409	236,431	68,725	353,124	37,035	380,688
Equity-based Compensation – Time Based	63,287	58,270	205,314	184,689	277,871	247,442
Equity-based Compensation – Market Condition	88,437	117,832	259,548	325,491	345,130	414,791
Amortization of Acquired Intangibles	715	12,695	715	25,382	715	26,454
Strategic Holdings Adjustments:						
Unrealized (Gains) Losses	(57,019)	(349,192)	(442,731)	(284,058)	(756,864)	(587,579)
Insurance Adjustments:						
(Gains) Losses from Investments	166,098	67,124	1,815,122	1,034,128	2,028,517	1,307,693
Non-Operating Changes from Policy Liabilities and Derivatives	34,377	(82,882)	261,466	(97,923)	365,466	(39,918)
Transaction-related and Non-operating Items	21,120	9,501	23,314	33,872	24,250	52,908
Equity-based Compensation	28,487	19,452	72,550	65,467	107,867	93,052
Amortization of Acquired Intangibles	4,699	3,921	14,097	22,520	18,796	27,219
Adjusted Net Income	**$ 1,273,602**	**$ 1,645,493**	**$ 3,370,940**	**$ 4,387,726**	**$ 4,556,089**	**$ 5,394,258**
Interest Expense, Net	56,692	85,508	184,221	260,974	255,985	334,478
Preferred Stock Dividends	40,430	40,430	91,643	121,289	91,643	161,719
Income (Loss) Attributable to Noncontrolling Interests	5,667	4,018	12,002	11,541	15,896	14,541
Income Taxes on Adjusted Earnings	325,158	311,830	862,875	874,170	1,102,212	1,119,359
Total Segment Earnings	**$ 1,701,549**	**$ 2,087,279**	**$ 4,521,681**	**$ 5,655,700**	**$ 6,021,825**	**$ 7,024,355**
Net Realized Performance Income	(232,665)	(150,578)	(429,968)	(559,653)	(735,993)	(621,421)
Net Realized Investment Income	(73,632)	(198,884)	(389,793)	(493,825)	(483,143)	(516,828)
Total Operating Earnings	**$ 1,395,252**	**$ 1,737,817**	**$ 3,701,920**	**$ 4,602,222**	**$ 4,802,689**	**$ 5,886,106**
Strategic Holdings Operating Earnings	(57,663)	(191,574)	(118,270)	(276,906)	(126,081)	(320,732)
Insurance Operating Earnings	(304,653)	(230,273)	(841,357)	(778,823)	(1,091,330)	(1,046,861)
Fee Related Earnings	**$ 1,032,936**	**$ 1,315,970**	**$ 2,742,293**	**$ 3,546,493**	**$ 3,585,278**	**$ 4,518,513**

Note: See Appendix for endnotes regarding important additional information relating to Transaction-related and Non-operating Items.

KKR

34

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD
Total Operating Earnings	$ 1,395,252	$ 1,737,817	$ 3,701,920	$ 4,602,222
Total Investing Earnings	306,297	349,462	819,761	1,053,478
Depreciation and Amortization	19,589	24,455	47,033	65,357
Adjusted EBITDA	$ 1,721,138	$ 2,111,734	$ 4,568,714	$ 5,721,057
Depreciation and Amortization	(19,589)	(24,455)	(47,033)	(65,357)
Total Investing Earnings	(306,297)	(349,462)	(819,761)	(1,053,478)
Strategic Holdings Operating Earnings	(57,663)	(191,574)	(118,270)	(276,906)
Fee Related Earnings	(1,032,936)	(1,315,970)	(2,742,293)	(3,546,493)
Insurance Operating Earnings	$ 304,653	$ 230,273	$ 841,357	$ 778,823
Management Fees, Net Paid by Insurance Segment	140,465	141,916	408,703	431,376
Ivy and Related Sidecar Fees, Net	43,062	61,437	122,909	187,015
Global Atlantic-related Capital Markets Fees, Net	24,445	46,720	43,824	80,537
Total Insurance Economics	$ 512,625	$ 480,346	$ 1,416,793	$ 1,477,751

($ in thousands)	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD
Total GAAP Revenues	$ 5,525,975	$ 4,563,679	$ 13,725,001	$ 14,607,553
Insurance GAAP Revenues	(3,781,973)	(2,801,894)	(8,099,918)	(8,614,250)
Impact of Consolidation and Other	288,484	635,647	759,736	1,296,145
Capital Allocation-Based (Income) Loss (GAAP)	(638,764)	(575,919)	(2,708,601)	(2,440,153)
Realized Carried Interest - Asset Management Segment (Performance Income)	883,458	533,843	1,616,480	2,090,407
Realized Investment Income - Asset Management Segment	4,436	150,171	376,391	461,790
Insurance Segment Fees	170,260	172,020	495,398	522,880
Strategic Holdings Segment Fees	22,188	23,475	39,465	50,726
Capstone Fees	(27,327)	(35,255)	(72,919)	(91,691)
Expense Reimbursements	(46,788)	(57,962)	(108,490)	(165,577)
Total Asset Management Segment Revenues	$ 2,399,949	$ 2,607,805	$ 6,022,543	$ 7,717,830

KKR

35

36 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) ($ in thousands) 3Q'26 KKR & Co. Inc. Stockholders' Equity - Common Stock - GAAP $ 27,715,202 Asset Management and Strategic Holdings Net Assets and Other(1) (22,228,313) Accumulated Other Comprehensive (Income) Loss and Other (Insurance)(2) 6,447,470 Accumulated Unrealized (Gains) Losses on Loans carried at Fair Value (Insurance)(2) 50,302 Global Atlantic Book Value $ 11,984,661 ($ in thousands) 3Q'26 Cash and Cash Equivalents - Asset Management and Strategic Holdings - GAAP $ 9,717,261 Impact of Consolidation and Other(3) (4,673,552) Short-term Investments 341,683 Cash and Short-term Investments $ 5,385,392 ($ in thousands) 3Q'26 Investments - Asset Management and Strategic Holdings - GAAP $ 127,772,673 Impact of Consolidation and Other(3) (118,528,678) Short-term Investments (341,683) Investments - Asset Management Segment $ 8,902,312 ($ in thousands) 3Q'26 Debt Obligations - Asset Management and Strategic Holdings - GAAP $ 49,306,739 Impact of Consolidation and Other(3) (40,066,265) Unamortized Discount/Premium and Deferred Financing Costs 96,491 Outstanding Debt (at par) $ 9,336,965 (1) This adjustment represents the net assets allocated to the Asset Management and Strategic Holdings segments. (2) To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated unrealized (gains) losses on loans carried at fair value, (ii) accumulated other comprehensive income, and (iii) accumulated change in fair value of reinsurance balances and related assets, net of income tax. (3) The purpose of these adjustments is to present these non-GAAP measures without giving effect to the consolidation of the investment vehicles and collateralized financing entities that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to equity holders in assessing the overall financial condition of KKR.

37 Notes to Page 10 – Fund Investment Performance • Traditional private equity portfolio refers to the portfolio of investments held by all of KKR’s private equity flagship funds. This portfolio does not include investments from KKR’s growth equity or core private equity funds. • Opportunistic real estate portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds. This portfolio does not include investments from KKR's core plus real estate funds or real estate credit funds. • Infrastructure portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure funds. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure or the Global Climate fund. • The leveraged credit composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans and high-yield bonds. A corporate credit investment in our Leveraged Credit strategy is typically the debt of a corporate borrower that we acquired through a syndicated offering arranged by a third party or traded through a secondary market transaction. • The alternative credit composite refers to the composite of certain investment portfolios made in KKR's (i) private credit strategy, which includes corporate private credit that is privately originated and negotiated directly with a corporate borrower and asset-based finance and (ii) Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 25 to 27. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Note to Page 11 – Asset Management Segment – Private Equity • Except as otherwise noted, amounts referencing the private equity business line, such as AUM, include amounts related to core private equity, including KKR's participation through the Strategic Holdings segment. Notes to All Pages • All figures in this presentation are as of September 30, 2026, unless otherwise specifically indicated. • References to LTM means last twelve months. Notes to Page 3 – Third Quarter 2026 Segment Earnings • The amount of tax benefit from equity-based compensation for 3Q'26 and 3Q'25 was $55.6 million and $32.2 million, respectively, and for 3Q'26 YTD and 3Q'25 YTD was $132.4 million and $92.2 million, respectively. Its inclusion in Adjusted Net Income had the effect of increasing this metric for 3Q'26 and 3Q'25 both by 3%, and for 3Q'26 YTD and 3Q'25 YTD both by 3%. • For 3Q'26 and 3Q'26 YTD, performance revenues from its K-Series Private Equity vehicles of approximately $220 million and $380 million were reported in fee related performance revenues in fee related earnings, respectively. For 3Q'25 and 3Q'25 YTD, performance revenues from its K-Series Private Equity vehicles of approximately $150 million and $230 million were reported in net realized performance income, respectively. This change in classification reflects how management currently manages the business and aligns KKR's presentation with the prevailing classification disclosed by other publicly listed alternative asset managers, which we believe should enhance comparability for investors. KKR has not recast prior-period amounts, as the impact of the reclassification is not material to previously reported results. Additionally, the change in classification had no impact on total segment revenues, total segment earnings, consolidated GAAP net income, or Adjusted Net Income. Investors should consider this reclassification when comparing fee related performance revenues and net realized performance income across periods. Note to Page 8 – Assets Under Management • Perpetual capital refers to a component of AUM that meets two conditions: (i) it has an indefinite term and (ii) there is no predetermined requirement to return invested capital to investors upon the realization of investments. This AUM includes the capital of our evergreen products, which include investment vehicles registered under the Investment Company Act, certain unregistered investment vehicles like our K-Series offered to individual investors, and listed companies like Crescent Energy, as well as the capital of our insurance companies. It excludes CLOs and hedge funds. This AUM is subject to the risk of material reduction, including through withdrawals, redemptions, periodic payments such as dividends, required distributions, payment obligations under insurance policies and reinsurance agreements, valuation changes, and termination of investment management agreements. Note to Page 9 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds and other vehicles includes $10.8 billion across Private Equity, Real Assets and Credit and Liquid Strategies business lines. Important Information − Endnotes

38 Notes to Page 16 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. • Effective beginning in the first quarter of 2026, the information regularly provided to management for the Insurance Segment was changed to reclassify certain operating expenses from General, Administrative and Other to Net Cost of Insurance. Prior period segment information has been recast to conform to the current period presentation. This reclassification had no impact on Insurance Operating Earnings. Notes to Page 17 – Global Atlantic AUM and Total Insurance Economics • Total insurance economics represents the total contribution of our insurance business to KKR. We believe this measure may be helpful for our shareholders to understand the total contribution of our insurance business to KKR, including those economics that inure to our asset management business. It is comprised of (i) Insurance Operating Earnings and (ii) Asset Management Fees, Net of Compensation, related to the insurance business that are earned by our Asset Management Segment. • Management Fees Paid by the Insurance Segment are fees paid by the Insurance segment to the Asset Management segment for the investment management of Global Atlantic’s AUM. Ivy and Related Sidecar Fees are fees paid by third parties to KKR for the investment management of the assets in the Ivy and other reinsurance vehicles. Global Atlantic-Related Capital Markets Fees represent capital markets transaction fees earned by KKR in transactions that Global Atlantic either anchored or facilitated. Notes to Page 19 – Strategic Holdings Segment • The adjusted revenue and adjusted EBITDA information represents the measures management currently uses to monitor the operating performance of the businesses that are carried on a fair value basis with dividends recognized in Strategic Holdings Operating Earnings. • The Capital Invested for the Strategic Holdings segment is included in the Private Equity and Real Assets business lines within the Asset Management segment. • EBITDA is shown based on the geographic location of the businesses' headquarters. • Adjusted Revenue and EBITDA represents KKR’s look-through ownership percentage for each of these companies in the aggregate as a result of the firm's investments in these companies through its participation in our core private equity strategy or other fund strategies multiplied by the adjusted revenue and EBITDA of each portfolio company, respectively. Non-U.S. dollar businesses have been converted at the period-ending foreign exchange rate. Important Information − Endnotes (cont’d) Notes to Page 22 – Duration of Capital • Please see endnote on page 8 for information about the term "perpetual capital." • "Other" in the chart primarily includes (i) hedge fund partnerships and (ii) certain leveraged credit funds and separately managed accounts. Notes to Page 23 – Assets Under Management Rollforward • For the three months ended September 30, 2026, Distributions and Other includes $175 million of redemptions by fund investors in Private Equity, $170 million of redemptions by fund investors in Real Assets, and $1,811 million of redemptions by fund investors in Credit and Liquid Strategies. • For the nine months ended September 30, 2026, Distributions and Other includes $512 million of redemptions by fund investors in Private Equity, $484 million of redemptions by fund investors in Real Assets, and $5,998 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to Page 24 – Fee Paying Assets Under Management Rollforward • For the three months ended September 30, 2026, Distributions and Other includes $175 million of redemptions by fund investors in Private Equity, $170 million of redemptions by fund investors in Real Assets, and $1,811 million of redemptions by fund investors in Credit and Liquid Strategies. • For the nine months ended September 30, 2026, Distributions and Other includes net changes in fee base of certain Private Equity funds of $2,412 million, $512 million of redemptions by fund investors in Private Equity, $484 million of redemptions by fund investors in Real Assets, and $5,998 million of redemptions by fund investors in Credit and Liquid Strategies.

39 Notes to Pages 25 to 27 – Investment Vehicle Summary – Asset Management • The start date represents the start of the fund's investment period as defined in the fund's governing documents and may or may not be the same as the date upon which management fees begin to accrue. • The end date represents the end of the fund's investment period as defined in the fund's governing documents and is generally not the date upon which management fees cease to accrue. For funds that initially charge management fees on the basis of committed capital, the end date is generally the date on or after which the management fees begin to be calculated instead on the basis of invested capital and may, for certain funds, begin to be calculated using a lower rate. • This table includes investment vehicles which are not investment funds. The terms investments and investment vehicles are terms used solely for purposes of financial presentation. Notes to Page 28 – Strong Financial Profile • The Investment amounts do not include KKR's ownership of the Global Atlantic insurance companies through KKR's Insurance segment or KKR's participation in the core private equity strategy or other fund strategies through KKR's Strategic Holdings segment. • The term “investments” has been presented solely for purposes of demonstrating the financial performance of certain assets contained on KKR’s balance sheet, including majority ownership of subsidiaries that operate KKR’s asset management, insurance businesses, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds. • Private equity includes KKR's traditional private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as growth equity, real estate, infrastructure, energy, leveraged credit and alternative credit appear in these other asset classes. Important Information − Endnotes (cont’d) Note to Page 32 – GAAP Condensed Consolidated Income Statement (Unaudited) • Effective beginning in the first quarter of 2026, the Company changed the presentation of certain operating expenses in its Consolidated Statements of Operations. Amounts previously presented separately as Insurance Expenses and General, administrative and Other are now presented in a single line item, Policy and Other Operating Expense. Prior-period amounts have been reclassified to conform to the current-period presentation. This change in presentation had no impact on previously reported total expenses, income before taxes, and net income attributable to KKR. Note to Page 34 – Reconciliation of GAAP to Non-GAAP Measures • For 3Q'26, Transaction-related and Non-operating items includes (i) $185 million related to transaction-related costs and other corporate actions, which includes a $230 million impairment charge taken on one of our asset management partnerships, accounted for under the equity method of accounting, partially offset by $75 million related to the release of a contingent reserve, (ii) $14 million of costs associated with certain integration and restructuring costs across our Asset Management and Insurance businesses and (iii) $47 million of acquisition-related stock consideration and other.

40 Important Information − Non-GAAP and Other Measures from ANI, because (i) KKR believes that the cost of equity grants to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. Income Taxes on Adjusted Earnings includes the benefit of tax deductions arising from equity-based compensation, which reduces Income Taxes on Adjusted Earnings during the period. If tax deductions from equity-based compensation were to be excluded from Income Taxes on Adjusted Earnings, KKR’s ANI would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in ANI for the period. KKR makes these adjustments when calculating ANI in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, ANI does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and ANI should not be viewed as a measure of KKR’s liquidity. • Total Segment Earnings is a performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Total Segment Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, and (iii) transaction-related and non- operating items, if any. Transaction-related and non-operating items primarily arise from corporate actions, which consist of: (i) impairments, (ii) transaction costs from acquisitions, including any acquisition-related stock consideration, (iii) depreciation on real estate that KKR owns and occupies, (iv) contingent liabilities, net of any recoveries, (v) certain integration, restructuring, and other non-operating expenses, and (vi) other gains or charges that affect period-to-period comparability and are not reflective of KKR's ongoing operational performance. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by our Asset Management segment as the investment adviser for Global Atlantic insurance companies, (ii) management and performance fees earned by our Asset Management segment for acquiring and managing the companies included in our Strategic Holdings segment, and (iii) interest income and expense based on lending arrangements where our Asset Management segment borrows from our Insurance segment. All these inter-segment transactions are recorded by each segment based on the applicable governing agreements. Additionally, due to the integrated nature of our segment operations and as part of our strategic capital allocation decisions, intersegment asset transfers have and may continue to occur. In these cases in segment reporting, the assets are transferred at their fair value, and no realization is recognized at the time of transfer. Earnings are recognized upon realization events and transactions with third parties. Total Segment Earnings represents the total segment earnings of KKR’s Asset Management, Insurance and Strategic Holdings segments. Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as in assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and, as such, represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment vehicles and collateralized financing entities (“CFEs”) that KKR manages. These measures described above have the definitions given to them below. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. “Non-operating adjustments” as used in these non- GAAP definitions refers to adjustments made which are not adjustments or exclusions of normal, recurring cash operating expenses necessary for business operations. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled measures presented by other investment managers. • Adjusted Net Income is a performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. ANI is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. ANI is equal to Total Segment Earnings less Interest Expense, Net and Other and Income Taxes on Adjusted Earnings. Interest Expense, Net and Other includes (i) interest expense on debt obligations not attributable to any particular segment and (ii) cumulative dividend expense on the Series D Mandatory Convertible Preferred Stock, net of interest income earned on cash and short-term investments. Income Taxes on Adjusted Earnings represents the amount of income taxes that would be paid assuming that all adjusted earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged. The economic assumptions and methodologies that impact Income taxes on Adjusted Earnings are similar to those used in calculating the current income tax provision under U.S. GAAP. Equity based compensation expense is excluded

41 Non-GAAP and Segment Measures (cont’d) • Asset Management Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment. This measure is presented before income taxes and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Earnings excludes the impact of: (i) unrealized gains (losses) on investments, (ii) unrealized carried interest, and (iii) unrealized carried interest compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies and Strategic Holdings segment, are included in Asset Management Segment Earnings. • Insurance Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment. This measure is presented before income taxes and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, and (iii) General, Administrative, and Other Expenses. Insurance Operating Earnings excludes the impact of: (i) investment gains (losses) which include realized gains (losses) related to asset/liability matching investment strategies and unrealized investment gains (losses) and (ii) non-operating changes in policy liabilities and derivatives which includes (a) changes in the fair value of market risk benefits and other policy liabilities measured at fair value and related benefit payments, (b) fees attributed to guaranteed benefits, (c) derivatives used to manage the risks associated with policy liabilities, and (d) losses at contract issuance on payout annuities. Insurance Operating Earnings includes (i) realized gains and losses not related to asset/ liability matching investment strategies and (ii) the investment management costs that are earned by our Asset Management segment as the investment adviser of the Global Atlantic insurance companies. • Strategic Holdings Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Strategic Holdings segment. This measure is presented before income taxes and is comprised of: Dividends, Net and Net Realized Investment Income. Strategic Holdings Segment Earnings excludes the impact of unrealized gains (losses) on investments. Strategic Holdings Segment Earnings includes management fees and performance fee expenses that are earned by the Asset Management segment. • Fee Related Earnings is a performance measure used to assess the Asset Management segment’s generation of earnings from revenues that are measured and received on a more recurring basis as compared to KKR’s investing earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of our fee generating asset management and capital markets businesses. FRE equals (i) Management Fees, including fees paid by the Insurance and Strategic Holdings segments to the Asset Management segment and fees paid by Ivy vehicles and other Important Information − Non-GAAP and Other Measures (cont’d) reinsurance vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of performance fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee related performance revenues consists of performance fees (i) expected to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity- based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. • Strategic Holdings Operating Earnings is a performance measure used to assess the firm’s earnings from companies and businesses reported through its Strategic Holdings segment. Strategic Holdings Operating Earnings currently consists of earnings derived from dividends that the firm receives from businesses acquired through the firm’s participation in our core private equity strategy. Strategic Holdings Operating Earnings currently equals dividends less management fees that are earned by our Asset Management segment. This measure is used by management to assess the Strategic Holdings segment’s generation of earnings from revenues that are measured and received on a more recurring basis than, and are not dependent on, realizations from investment activities. • Total Operating Earnings is a performance measure that represents the sum of (i) FRE, (ii) Insurance Operating Earnings, and (iii) Strategic Holdings Operating Earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of the most recurring forms of earnings from each of KKR’s segments as compared to investing earnings. • Total Investing Earnings is a performance measure that represents the sum of (i) Net Realized Performance Income and (ii) Net Realized Investment Income. KKR believes this measure is useful to stockholders as it provides additional insight into the earnings of KKR’s segments from the realization of investments.

42 Non-GAAP and Segment Measures (cont’d) • Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. Asset Management Segment Revenues excludes Realized Investment Income earned based on the performance of businesses presented in the Strategic Holdings segment. KKR believes that this performance measure is useful to stockholders as it provides additional insight into all forms of realized revenues generated by our Asset Management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include certain vested securities exchangeable into shares of common stock of KKR & Co. Inc. Adjusted shares excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock and (ii) unvested shares of common stock and exchangeable securities. • Assets Under Management (“AUM”) represent the assets managed (including core private equity), advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions. Important Information − Non-GAAP and Other Measures (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds (including core private equity) and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles (including core private equity) have received from fund investors to contribute capital to fund future investments, and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

43 Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. Information on these websites are not incorporated by reference herein and are not a part of this presentation. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Registered Advisor LLC, KKR Credit Advisors (Ireland) Unlimited Company, KKR Credit Advisors (Singapore) Pte. Ltd., KKR Credit Advisors (EMEA) LLP, KKR Alternative Investment Management Unlimited Company or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product or reinsurance offered by Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, First Allmerica Financial Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited, Global Atlantic Assurance Limited or any other Global Atlantic owned or sponsored insurance company, or any investment or insurance product or reinsurance offered by any insurance-related vehicle sponsored or managed by Global Atlantic. Each KKR entity is responsible for its own financial, contractual and legal obligations. This presentation has been prepared solely for informational purposes. This presentation is not intended to make, and does not make, any financial or investment recommendation or otherwise promote a product or service of KCM or any of its affiliates. Important Information − Other Legal Disclosures Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet, the Strategic Holdings segment, or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by a KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, the timing and manner of sale, and many of the risks described in the forward-looking statements section of this Appendix, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein.

44 Important Information − Other Legal Disclosures (cont’d) Expected dividend amounts and earnings in the business segment Strategic Holdings may be materially less than our current expectations or not materialize at all, and the volatility of employee compensation as a result of the modification of our compensation framework could impact our ability to hire, retain, and motivate our employees whom we are dependent on. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. The use of words such as “unconstrained,” “consistent,” "trends," "dominant" or comparable words or other statements is not a guarantee of future performance or that any other statements to which these apply are guaranteed to occur. If a change occurs, forward-looking statements made as part of this presentation may vary materially from those expressed in the applicable forward-looking statements. These forward-looking statements include target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the forward-looking information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize. These statements are subject to numerous risks, uncertainties and assumptions, including those listed here in the above and below paragraphs and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR & Co. Inc.’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR, including investment funds, vehicles and accounts managed by KKR, Global Atlantic, and Arctos. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction”, the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but, not limited to, any statements with respect to: statements regarding KKR’s business, financial condition, liquidity and results of operations, including Capital Invested, uncalled commitments, cash and short-term investments, and levels of indebtedness; the potential for future business growth; outstanding shares of common stock of KKR & Co. Inc. and its capital structure; non-GAAP and segment measures and performance metrics, including AUM, FPAUM, ANI, TOE, Book Value, Total Segment Earnings, FRE, Insurance Operating Earnings, Strategic Holdings Operating Earnings, and Total Investing Earnings; the declaration and payment of dividends on capital stock of KKR & Co. Inc.; the timing, manner and volume of repurchase of shares of common stock of KKR & Co. Inc.; our statements regarding the potential of, and future financial results from, KKR’s Strategic Holdings segment (including expectations about dividend payments and earnings from companies and businesses in the Strategic Holdings segment in the future, the future growth of such companies and businesses, and the potential for compounding earnings over a long period of time from such segment); KKR’s ability to grow its AUM, to deploy capital, to realize unrealized investment appreciation, and the time period over which such events may occur; KKR’s ability to manage the investments in and operations of acquired companies and businesses; the effects of any transactional activity on KKR’s operating results, including pending sales of investments; expansion and growth opportunities and other synergies resulting from acquisitions of companies (including the acquisition and integration of Arctos Partners and businesses in our Strategic Holdings segment), internal reorganizations or strategic partnerships with third parties; the timing and expected impact to our business of any new investment fund, vehicle or product launches; the timing and completion of certain transactions contemplated by the Reorganization Agreement entered into on October 8, 2021 by KKR & Co. Inc. pursuant to which the parties agreed to undertake a series of integrated transactions to effect a number of transformative structural and governance changes in the future; the implementation or execution of, or results from, any strategic initiatives (including efforts to distribute financial products to private wealth investors, the modification of our compensation framework announced on November 29, 2023, which decreased the targeted percentage of compensation from fee related revenues and increased the targeted percentage from realized carried interest and certain incentive fees, and our insurance business’s strategic initiatives to invest more into non-yielding or lower-yielding asset classes like private equity and real assets, expand outside the United States, and raise more third-party co-investment insurance capital).

45 • risks related to our insurance activities, including risks involving: operating in highly competitive markets; identifying and managing significant growth opportunities for our insurance business; our ability to source successful reinsurance transactions; volatility in market and economic conditions; disruptions to our third-party distribution network for our insurance products; differences in assumptions and estimates used for our insurance business from our actual results; possible downgrades to financial strength or credit ratings of our insurance subsidiaries; ceding business to reinsurers as well as business ceded to us; changes in tax laws applicable to our insurance subsidiaries; comprehensive regulations (and potential changes in, and additions to, such regulations) applicable to our insurance business; capital regulations applicable to our insurance subsidiaries, regulatory and reputational considerations under the Bermuda insurance, and reinsurance regulatory, framework; and a failure to comply with statutory accounting rules; • risks related to the acquisition of Arctos, including risks that the acquisition may not achieve its intended results; and • risks related to our organizational structure, including risks involving: the Series I preferred stockholder’s significant voting power, and potential conflicts of interest with the Series I preferred stockholder, until the Sunset Date; exemptions as a “controlled company” from New York Stock Exchange corporate governance requirements; provisions in our charter limiting the duties and liability of the Series I preferred stockholder; the exclusive forum provision included in our charter; limitations on our ability to pay periodic dividends; potential application of restrictions under the Investment Company Act of 1940; actions taken to implement the reorganization transactions that must occur by the Sunset Date; and anti-takeover provisions in our organizational documents. Forward Looking Statements (cont'd) Without limiting the statements made in the prior paragraphs, the following risks, among others, could cause actual results to vary from the forward-looking statements: • risks related to our business, including risks involving: difficult market and economic conditions; geopolitical events, natural disasters and other similar events not within our control; the loss of, or misconduct by, our key personnel; our reliance on third parties in the operation of our business; disruptions in our technology infrastructure or the occurrence of other operational errors; effective management of our balance sheet; management of, and access to, adequate sources of liquidity; our capital markets activities; financial and enterprise risks; legal claims, litigations, investigations and negative publicity; expansion into new businesses, strategic opportunities, and investment strategies; operating in a highly competitive industry; variability in earnings and cash flow; contingent obligations to return carried interest; raising third-party capital for our investment vehicles, insurance business and transactions; raising capital from institutional investors; the sale of financial products to individual investors; possible reductions or other changes to perpetual capital; actions of our portfolio companies; changes in tax laws; impact of artificial intelligence; cybersecurity failures and data security breaches; and sustainability matters; • risks related to regulatory matters, including risks involving: compliance with complex, extensive and evolving laws; adverse regulatory actions; our regulatory registrations or licenses; changes in the regulatory frameworks applicable to our business; availability of regulatory exemptions or exclusions; distributing financial products to individual investors; regulations impacting the insurance industry and insurance companies owned by alternative asset managers; laws and regulations applicable to our extensive global investment activities; compliance with investment-related and competition laws; compliance with financial crime laws; compliance with ERISA exemptions; sustainability- related laws and disclosure requirements; and privacy, data protection, cybersecurity, and artificial intelligence laws; • risks related to our investment activities, including risks involving: historical returns not being indicative of future results; conditions and events not in our control that may significantly impact valuations of our investments; investments in illiquid assets and uncertainty in valuations of illiquid investments; investments that involve unique business, regulatory, legal, tax or other complexities; use of leverage in investment activities; limitations in the due diligence process; investments in real assets, including real estate, infrastructure and energy assets; investments in companies and assets outside of the United States; conflicts of interest arising from our investment activities; and our third- party investors failing to fund their capital calls; Important Information − Other Legal Disclosures (cont’d)